UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 31, 2006

VIASPACE Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Nevada	333-110680	76-0742386
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

171 North Altadena Drive, Suite 101, Pasadena, California		91107
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	626-768-3360

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On October 31, 2006, VIASPACE Inc. (the "Company") entered into a Consulting, Confidentiality and Proprietary Rights Agreement (the "Consulting Agreement") with Denda Associates Co. Ltd. ("Denda Associates"). Pursuant to the Consulting Agreement, Denda Associates, with offices in Tokyo, will provide the Company with consulting and business development expertise to assist the Company with expanding into the Japanese market. Denda Associates was founded by Mr. Nobuyuki Denda, who serves as its CEO and who also serves on the Board of Directors of the Company.

The Consulting Agreement is for a term of one (1) year and will be automatically renewed for successive one (1) year terms unless either party notifies the other of their intent not to renew within sixty (60) prior to the expiration of the term.

Denda Associates will be paid cash compensation of $6,667 per month plus commissions based on sales to certain customers approved by the Company and on sales of certain of the Company’s products. The commission rate is initially 5% until total commissions of $40,000, in the aggregate, has been received by Denda Associates, at which point the commission rate is reduced to 3%. In addition, bonuses in the form of restricted stock of the Company are available to Denda Associates if certain milestones are met within 12 months of the signing of the Consulting Agreement.

Further, under the terms of the Consulting Agreement (i) Denda Associates has agreed to maintain the confidentiality of information regarding the Company obtained during the term of the Consulting Agreement, and to return all confidential information to the Company upon request, (ii) all work done for the Company by Denda Associates during the term of the Consulting Agreement is the exclusive property of the Company, and is assigned to the Company, (iii) Denda Associates has agreed to indemnify the Company for losses relating to actual or alleged patent infringements by Denda Associates, breach of the Consulting Agreement and violations of law, (iv) the Company has agreed to indemnify Denda Associates for losses relating to the Company’s violation of law and (v) Denda Associates has agreed to not directly or indirectly solicit or otherwise influence or alter the relationship with the Company, of any person who was (a) employed by the Company during the twelve-month period prior to the termination of the Consulting Agreement, or (b) a customer or vendor of the Company during the twelve-month period prior to the termination of the Consulting Agreement.

The preceding description of the Consulting Agreement does not purport to be complete and is qualified in its entirety by reference to the Consulting Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

A copy of the press release announcing the entry into the Consulting Agreement is attached to this Current Report on Form 8-K as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit No. Description

10.1 Consulting Agreement between VIASPACE Inc. and Denda Associates Co., Ltd.

99.1 Press release dated November 6, 2006

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIASPACE Inc.

November 6, 2006	By:	Stephen J. Muzi

Name: Stephen J. Muzi
Title: Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

10.1	Consulting Agreement between VIASPACE Inc. and Denda Associates Co., Ltd.
99.1	Press release dated November 6, 2006